Exhibit 99.1


PRESS RELEASE                                   Franklin Street Properties Corp.
--------------------------------------------------------------------------------
    401 Edgewater Place  o  Suite 200  o  Wakefield, Massachusetts 01880-6210
               (781) 557-1300  o  www.franklinstreetproperties.com

Contact:  Donna Brownell  877-686-9496                     FOR IMMEDIATE RELEASE

                   FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
                           SECOND QUARTER 2007 RESULTS

Wakefield, MA--July 31, 2007--Franklin Street Properties Corp. (the "Company" or "FSP") (AMEX: FSP), an investment firm specializing in real estate, announced today Net Income of $32.5 million and Earnings Per Share (EPS) of $0.46 for the second quarter ended June 30, 2007. The Company also announced Adjusted Funds From Operations (AFFO) of $19.2 million or $0.27 per share and AFFO plus Gains on Sales (AFFO+GOS) of $40.8 million or $0.58 per share and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, AFFO and AFFO+GOS, and believes each is an important measure. A reconciliation of Net Income to AFFO and AFFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

(in 000's except per share data)        Three Months Ended June 30,             Six Months Ended June 30,
                                  ----------------------------------------------------------------------------
                                                             Increase                                Increase
                                      2007        2006      (Decrease)        2007         2006     (Decrease)
                                      ----        ----      ----------        ----         ----     ----------

Net Income                          $32,476      $40,477      $(8,001)      $42,208      $53,616      $(11,408)
                                    =================================       ==================================

AFFO                                $19,202      $20,078      $  (876)      $37,524      $40,393      $ (2,869)
GOS                                  21,590       28,108       (6,518)       21,590       28,108        (6,518)
                                    ---------------------------------       ----------------------------------
AFFO+GOS                            $40,792      $48,186      $(7,394)      $59,114      $68,501      $ (9,387)
                                    =================================       ==================================
Per Share Data:
EPS                                 $  0.46      $  0.60      $ (0.14)      $  0.60      $  0.84      $  (0.24)
AFFO                                $  0.27      $  0.30      $ (0.03)      $  0.53      $  0.64      $  (0.11)
AFFO+GOS                            $  0.58      $  0.72      $ (0.14)      $  0.84      $  1.08      $  (0.24)

Weighted ave shares (diluted)        70,766       67,149        3,617        70,766       63,492         7,274
                                    ---------------------------------       ----------------------------------

Net Income and EPS decreased $8.0 million or $0.14 per share, AFFO decreased $0.9 million or $0.03 per share and AFFO+GOS decreased $7.4 million or $0.14 per share in the second quarter of 2007 compared to the same period in 2006. Net Income and EPS decreased $11.4 million or $0.24 per share, AFFO decreased $2.9 million or $0.11 per share and AFFO+GOS decreased $7.4 million or $0.14 per share for the first half of 2007 compared to the same period in 2006.

The following significant factors affected Net Income, EPS, AFFO and AFFO+GOS for the three and six months ended June 30, 2007 compared to results for the same periods in 2006:

For the second quarter of 2007 net income decreased $8.0 million compared to the second quarter of 2006. The decrease was principally a result of an increase to depreciation and amortization of approximately $2.1 million, which was a result of the effect of mergers and acquisitions made in the last twelve months; a decrease in interest income of approximately $0.2 million; and a decrease of $6.5 million from lower gains on sales of properties when compared to the second quarter of 2006. These decreases were partially offset by increases to net operating income from properties of approximately $0.6 million and an increase to syndication and transaction fee income of approximately $0.2 million for the second quarter of 2007 compared to the second quarter of 2006. AFFO decreased $0.9 million principally as a result of these factors and an increase in straight-line rent, which is excluded from AFFO as it is a non-cash item, during the second quarter of 2007 compared to the second quarter of 2006. AFFO+GOS also decreased as a result of these factors and from lower gains on sales of assets, which were $6.5 million lower for the three months ended June 30, 2007 compared to the same period in 2006.

For the first half of 2007 net income decreased $11.4 million compared to the same period in 2006. The decrease was principally a result of a $4.8 million decrease in termination fee income during the first half of 2007 compared to the first half of 2006, which was partially offset by a $3.4 million increase in net operating income from properties; an increase to depreciation and amortization expense of approximately $5.0 million, which was a result of the effect of mergers and acquisitions made in the last twelve months; an increase to selling, general and administrative costs of $0.1 million; a decrease in interest income of approximately $0.1 million; and a decrease of $6.5 million from lower gains on sales of properties when compared to the first half of 2006. These decreases were partially offset by increases from investment banking income of approximately $1.7 million for the first half of 2007 compared to the first half of 2006. AFFO decreased $2.9 million principally as a result of these factors and an increase in straight-line rent of approximately $2.4 million and a decrease in amortization of favorable leases of approximately $0.5 million, which are excluded from AFFO as they are non-cash items, during the first half of 2007 compared to the first half of 2006. AFFO+GOS also decreased as a result of these factors and from lower gains on sales of assets, which were $6.5 million lower for the six months ended June 30, 2007 compared to the same period in 2006.

For the first half of 2007, our investment banking related revenues increased 23% over the same period in 2006. The increase to syndication and transaction fees were a result of increased investment banking activity compared to the first half of 2006. Gross proceeds on the sale of securities, which our revenue and expenses in investment banking are directly related to, increased $4.9 million to $60.1 million for the second quarter of 2007 compared to the same period in 2006. Gross proceeds increased $24.9 million to $109.3 million for the first half of 2007 compared to the same period in 2006.

--------------------------------------------------------------------------------

George J. Carter, President and CEO, commented as follows:

"As illustrated in the table below, second quarter 2007 net income, EPS, AFFO and AFFO+GOS were sequentially higher than the first quarter of the year. For the first half of 2007, FSP's profits represented by AFFO+GOS totaled approximately $59.1 million or $0.84 per share. Dividend distributions paid in the first two quarters of 2007 totaled approximately $43.9 million or $0.62 per share, which is a payout ratio of 74% of AFFO+GOS. Because of the transactional nature of significant portions of our real estate investment business and their timing profiles, quarterly financial metrics historically have been quite variable. FSP does not manage its business to quarterly targets but rather longer-term ones. Consequently, FSP management considers annual financial results much more meaningful for performance and trend measurements. I continue to be very optimistic about FSP's full year 2007 financial performance potential and growth prospects."

A comparison of sequential results for the first and second quarter of 2007:

                                                  Three Months Ended
                                       ----------------------------------------
(in 000's except per share data)       31-Mar-07      30-Jun-07        Increase
                                       ---------      ---------        --------

Net Income                             $  9,732        $ 32,476        $ 22,744
                                       ========================================

AFFO                                   $ 18,323        $ 19,202        $    879
GOS                                          --          21,590          21,590
                                       ----------------------------------------
AFFO+GOS                               $ 18,323        $ 40,792        $ 22,469
                                       ========================================

Per Share Data:
EPS                                    $   0.14        $   0.46        $   0.32
AFFO                                   $   0.26        $   0.27        $   0.01
AFFO+GOS                               $   0.26        $   0.58        $   0.32

Weighted ave shares (diluted)            70,766          70,766
                                       ------------------------

"FSP is an investment firm specializing in, and focusing on, the asset class of real estate. Our Company has three major business components that contribute to its profitability. They are:

      o     Rental income from properties
      o     Gains or losses on the sale of properties
      o     Fee income from real estate investment banking activities

Rental Income for the second quarter of 2007 was about as expected, with leased square footage of our 27 continuing properties averaging approximately 88%. Most of our office markets continue to show positive trends of absorption, occupancy and rent growth, tracking the national published statistics for their respective geographical locations. Our 117,277 square foot property in the Seattle/Tacoma area has finished the majority of its physical repositioning from single to multi-tenant use and has begun lease-up. Our 145,951 square foot property located in Silicon Valley is still completing its construction renovations from single to multi-tenant use. Approximately 2% of our portfolio's leases are due to expire for the balance of 2007. Approximately 279,488 square feet, or about 6% of our 5,066,813 total square footage property portfolio, is scheduled to expire in 2008.

Property Sales totaling 302,771 square feet from two properties took place in the second quarter. Gains from those sales totaled approximately $21.6 million. Proceeds from the two sales have been used to repay that portion of a borrowing under our line of credit which was taken in connection with a large property acquisition currently being syndicated through our Investment Banking group. FSP has now funded 100% of this acquisition mortgage loan with its own capital, which is on our balance sheet as an asset held for syndication that currently totals approximately $77.6 million. We continue to upgrade our property portfolio through selective dispositions and acquisitions. On June 13, 2007, we acquired a 25-story, approximately 326,000 square foot office tower in downtown Baltimore, Maryland for $62,750,000. The acquisition was structured as a "reverse " 1031 exchange in anticipation of potential future property dispositions.

Investment Banking activity for the second quarter of 2007 totaled approximately $60 million. In January of 2007, an affiliate of FSP purchased a property for investment syndication. Permanent equity capitalization of the property was structured as a private placement preferred stock offering totaling $221 million. Through the first half of 2007, FSP has subscribed approximately $109 million of permanent equity for the project. Our acquisition executives continue to work on other property investment opportunities and are optimistic about the prospects for additional investment banking product for the balance of 2007."

--------------------------------------------------------------------------------

Dividend Announcement

On July 20, 2007, the Board of Directors of the Company declared a cash distribution of $0.31 per share of common stock payable on August 20, 2007 to stockholders of record on July 31, 2007.

Real Estate Update

On July 16, 2007, we completed the sale of a suburban office property located in Westford, Massachusetts. Gross proceeds from the sale of the property were approximately $11.5 million, which resulted in a net gain of approximately $1.9 million. Supplementary Schedule D presents our continuing real estate portfolio of 27 properties as of June 30, 2007.

Stock Repurchase Plan Update

On October 28, 2005, FSP announced that its Board of Directors had authorized the repurchase of up to $35.0 million of the Company's common stock from time to time in the open market or in privately negotiated transactions (the "Stock Repurchase Plan"). The Stock Repurchase Plan expires on the earlier of (a) November 1, 2007 or (b) a determination by FSP's Board of Directors to discontinue repurchases. The Company has not repurchased shares under the Stock Repurchase Plan since December 2005 and currently has $21,008,101 available for repurchases under the Stock Repurchase Plan. FSP believes its shares are undervalued and currently intends to resume repurchases of its common stock from time to time during the remainder of 2007. The timing and amount of any repurchases will be determined by FSP's management based on its evaluation of market conditions and other factors and will be made in accordance with the terms and conditions of the Stock Repurchase Plan. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

--------------------------------------------------------------------------------

A reconciliation of Net Income to AFFO and AFFO+GOS is shown below and definitions of AFFO and AFFO+GOS are provided on Supplemental Schedules F and G. We believe AFFO is used broadly throughout the real estate investment trust
(REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation. We also believe that AFFO+GOS is an important measure as it considers investment performance.

                                                                    Three Months Ended           Six Months Ended
                                                                        June 30,                     June 30,
                                                                  ----------------------      ----------------------
(In thousands, except per share amounts)                             2007         2006          2007          2006
                                                                     ----         ----          ----          ----

Net income                                                        $ 32,476      $ 40,477      $ 42,208      $ 53,616
     (Gain) Loss on sale of assets                                 (21,590)      (28,108)      (21,590)      (28,108)
     GAAP income from non-consolidated REITs                           142          (156)          725          (431)
     Distributions from non-consolidated REITs                         442           491           723           609
     Depreciation of real estate & intangible amortization           8,508         7,513        17,507        14,646
     Straight-line rent                                               (776)         (139)       (2,049)           61
                                                                  ----------------------      ----------------------
Adjusted Funds From Operations (AFFO)                               19,202        20,078        37,524        40,393
     Plus gains on sales of assets                                  21,590        28,108        21,590        28,108
                                                                  ----------------------      ----------------------
AFFO+GOS                                                          $ 40,792      $ 48,186      $ 59,114      $ 68,501
                                                                  ======================      ======================

Per Share Data
EPS                                                               $   0.46      $   0.60      $   0.60      $   0.84
AFFO                                                              $   0.27      $   0.30      $   0.53      $   0.64
AFFO+GOS                                                          $   0.58      $   0.72      $   0.84      $   1.08

Weighted average shares (basic and diluted)                         70,766        67,149        70,766        63,492
                                                                  ======================      ======================

Today's news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.

A conference call is scheduled for August 1, 2007 at 10:00 a.m. (ET) to discuss the second quarter 2007 results. The toll free number is 1-800-638-4817, passcode 81640679 Internationally, the call may be accessed by dialing 1-617-614-3943, passcode 81640679. The call will also be available via a live webcast, which can be accessed at least 10 minutes before the start time through the Webcasts & Presentations section of our Investor Relations section at www.franklinstreetproperties.com. A replay of the conference call will be available on the Company's website one hour after the call.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. FSP owns an unleveraged portfolio of real estate. The majority of FSP's property portfolio is suburban office buildings. FSP's subsidiary, FSP Investments LLC (member, NASD and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a REIT for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2006), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the "Risk Factors" set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, as the same may be updated from time to time in subsequent filings with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.


                        Franklin Street Properties Corp.
                                Earnings Release
                            Supplementary information
                                Table of Contents


Franklin Street Properties Corp. Financial Results                          A-C
Real estate portfolio summary information                                    D
Other supplementary information                                              E
Quarterly information for 2007 and 2006                                      F
Definition of Adjusted Funds From Operations (AFFO) and  AFFO+GOS            G

               Franklin Street Properties Corp. Financial Results
                            Supplementary Schedule A
                          Consolidated Income Statement
                                   (Unaudited)

                                                                     For the                    For the
                                                               Three Months Ended           Six Months Ended
                                                                    June 30,                    June 30,
-------------------------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                         2007          2006          2007          2006
===================================================================================================================
Revenue:
     Rental                                                  $ 23,201       $17,940      $ 48,606       $37,815
Related party revenue:
     Syndication fees                                           3,448         3,505         6,403         5,426
     Transaction fees                                           3,761         3,469         6,842         5,408
     Management fees and interest income from loans             1,862           698         3,679           869
Other                                                               9             1            47            22
-------------------------------------------------------------------------------------------------------------------
             Total revenue                                     32,281        25,613        65,577        49,540
-------------------------------------------------------------------------------------------------------------------

Expenses:
     Real estate operating expenses                             5,771         4,110        12,076         7,903
     Real estate taxes and insurance                            4,039         2,993         8,327         5,199
     Depreciation and amortization                              6,889         4,782        14,172         9,197
     Selling, general and administrative                        2,000         1,954         3,888         3,758
     Commissions                                                1,754         1,809         3,313         2,832
     Interest                                                   1,622           546         4,298         1,140
-------------------------------------------------------------------------------------------------------------------

       Total expenses                                          22,075        16,194        46,074        30,029
-------------------------------------------------------------------------------------------------------------------

Income before interest income, equity in earnings of
   non-consolidated REITs and taxes on income                  10,206         9,419        19,503        19,511
Interest income                                                   560           756         1,213         1,345
Equity in earnings (deficit) of non-consolidated REITs           (142)          156          (758)          236
-------------------------------------------------------------------------------------------------------------------

Income before taxes on income                                  10,624        10,331        19,958        21,092
Income tax expense                                                373           347           613           404
-------------------------------------------------------------------------------------------------------------------

     Income from continuing operations                         10,251         9,984        19,345        20,688
     Income from discontinued operations                          635         2,385         1,273         4,820
     Gain on sale of assets                                    21,590        28,108        21,590        28,108
-------------------------------------------------------------------------------------------------------------------

Net income                                                   $ 32,476       $40,477      $ 42,208       $53,616
===================================================================================================================

Weighted average number of shares outstanding,
     basic and diluted                                         70,766        67,149        70,766        63,492
===================================================================================================================

Earnings per share, basic and diluted, attributable to:
     Continuing operations                                   $   0.14       $  0.15      $   0.27       $  0.33
     Discontinued operations                                     0.01          0.03          0.02          0.07
     Gains on sales of assets                                    0.31          0.42          0.31          0.44
-------------------------------------------------------------------------------------------------------------------
Net income per share, basic and diluted                      $   0.46       $  0.60      $   0.60       $  0.84
===================================================================================================================

               Franklin Street Properties Corp. Financial Results
                            Supplementary Schedule B
                      Condensed Consolidated Balance Sheet
                                   (Unaudited)

                                                                                June 30,       December 31,
(in thousands, except share and par value amounts)                                2007             2006
===========================================================================================================
Assets:
Real estate assets, net                                                       $   805,035       $ 750,158
Acquired real estate leases, less accumulated amortization
   of $25,890 and $20,345, respectively                                            39,998          40,577
Investment in non-consolidated REITs                                                4,959           5,064
Assets held for syndication, net                                                   77,645              --
Assets held for sale                                                                8,938          62,174
Cash and cash equivalents                                                         107,600          69,973
Certificate of deposit                                                                 --           5,143
Restricted cash                                                                       682             761
Tenant rent receivables, less allowance for doubtful accounts
   of $355 and $433, respectively                                                   2,106           2,440
Straight-line rent receivable, less allowance for doubtful accounts
   of $163 and $163, respectively                                                   6,288           4,346
Prepaid expenses                                                                      917             972
Deposits on real estate assets                                                         --           5,010
Other assets                                                                          294           1,118
Office computers and furniture, net of accumulated depreciation
   of $912 and $851, respectively                                                     360             375
Deferred leasing commissions, net of accumulated amortization
   of $1,935, and $1,313, respectively                                              8,428           7,206
-----------------------------------------------------------------------------------------------------------
Total assets                                                                  $ 1,063,250       $ 955,317
===========================================================================================================

Liabilities and Stockholders' Equity:
Liabilities:
Bank note payable                                                             $   119,750       $      --
Accounts payable and accrued expenses                                              15,648          25,275
Accrued compensation                                                                  917           2,643
Tenant security deposits                                                            1,783           1,744
Acquired unfavorable real estate leases, less accumulated amortization
   of $852, and $534, respectively                                                  4,857           3,693
-----------------------------------------------------------------------------------------------------------
             Total liabilities                                                    142,955          33,355
-----------------------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $.0001 par value, 20,000,000 shares
   authorized, none issued or outstanding                                              --              --
Common stock, $.0001 par value, 180,000,000 shares authorized,
   70,766,305 and 70,766,305 shares issued and outstanding, respectively                7               7
Additional paid-in capital                                                        907,794         907,794
Treasury stock, 731,898 and 731,898 shares at cost, respectively                  (14,008)        (14,008)
Earnings (distributions) in excess of accumulated earnings/distributions           26,502          28,169
-----------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                                    920,295         921,962
-----------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity                                $ 1,063,250       $ 955,317
===========================================================================================================

               Franklin Street Properties Corp. Financial Results
                            Supplementary Schedule C
                      Consolidated Statement of Cash Flows
                                   (Unaudited)

                                                                                         For the
                                                                                    Six Months Ended
                                                                                         June 30,
                                                                                --------------------------
(in thousands)                                                                     2007            2006
==========================================================================================================
Cash flows from operating activities:
   Net income                                                                   $  42,208       $  53,616
   Adjustments to reconcile net income to net cash
        provided by  operating activities:
      (Gains) on assets sold                                                      (21,590)        (28,108)
      Depreciation and amortization expense                                        14,938          11,407
      Amortization of above market lease                                            2,569           3,240
      Equity in earnings (deficit) from non-consolidated REITs                        725            (431)
      Distributions from non-consolidated REITs                                       723             609
  Changes in operating assets and liabilities:
     Restricted cash                                                                   79              (5)
     Tenant rent receivables, net                                                     334             855
     Straight-line rents, net                                                      (2,049)             61
     Prepaid expenses and other assets, net                                           861           1,232
     Accounts payable and accrued expenses                                         (2,074)         (1,226)
     Accrued compensation                                                          (1,726)           (590)
     Tenant security deposits                                                          39             186
  Payment of deferred leasing commissions                                          (2,669)         (2,773)
----------------------------------------------------------------------------------------------------------

        Net cash provided by operating activities                                  32,368          38,073
----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
      Cash acquired through issuance of common stock in merger transaction             --          13,849
      Purchase of real estate assets, office computers and
          furniture, capitalized merger costs                                     (72,416)       (108,280)
      Merger costs paid                                                                --            (838)
      Purchase of acquired favorable and unfavorable leases                        (3,726)         (5,108)
      Investment in non-consolidated REITs                                             (9)            (11)
      Investment in certificate of deposit                                          5,143              --
      Investment in assets held for syndication, net                              (74,420)         (9,545)
      Proceeds received on sales of real estate assets                             74,812          87,750
----------------------------------------------------------------------------------------------------------

      Net cash used for investing activities                                      (70,616)        (22,183)
----------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
      Distributions to stockholders                                               (43,875)        (37,073)
      Offering costs                                                                   --            (119)
      Borrowings under bank note payable, net                                     119,750           9,192
----------------------------------------------------------------------------------------------------------

      Net cash provided by (used for) financing activities                         75,875         (28,000)
----------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                               37,627         (12,110)

Cash and cash equivalents, beginning of period                                     69,973          69,715
----------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                        $ 107,600       $  57,605
==========================================================================================================

                Franklin Street Properties Corp. Earnings Release
                            Supplementary Schedule D
                          Real Estate Portfolio Summary
                                   (Unaudited)
                                  June 30, 2007


                                                         As of June 30,
                                                    --------------------------
                                                      2007             2006
                                                    ---------        ---------

Commercial real estate*
           Number of properties                            27               25
           Square feet                              5,066,813        4,499,407
           Leased percentage                              88%              94%

* Excludes assets held for sale or sold


(In Thousands)                         As of June 30, 2007*
                  --------------------------------------------------------------
                     # of                      % of         Square        % of
State             Properties   Investment    Portfolio       Feet      Portfolio
-----             ----------   ----------    ---------       ----      ---------

Texas                  7        $216,134          27.0%      1,401         27.6%
Colorado               4         132,145          16.5%        791         15.6%
Georgia                1          79,914           9.9%        387          7.6%
Maryland               2          65,051           8.1%        425          8.5%
Virginia               2          64,675           8.0%        433          8.5%
Missouri               2          58,745           7.3%        349          6.9%
Florida                1          51,050           6.3%        213          4.2%
California             2          20,468           2.5%        182          3.6%
Indiana                1          38,786           4.8%        205          4.0%
Illinois               1          33,324           4.1%        177          3.6%
Michigan               1          15,396           1.9%        215          4.2%
North Carolina         2          14,877           1.8%        172          3.4%
Washington             1          14,470           1.8%        117          2.3%
                  -------------------------------------     --------------------
Total                 27        $805,035         100.0%      5,067        100.0%
                  =====================================     ====================

* Excludes property held for sale

                Franklin Street Properties Corp. Earnings Release
                            Supplementary Schedule E
                                   (Unaudited)
                                  June 30, 2007

Property by type:                         As of June 30, 2007*
(dollars & square feet  --------------------------------------------------------
    in 000's)              # of                     % of       Square    % of
Type                    Properties   Investment   Portfolio     Feet   Portfolio
----                    ----------   ----------   ---------     ----   ---------
Office                        26       $799,717       99.3%     4,968     98.1%
Industrial                     1          5,318        0.7%        99      1.9%
                        ------------------------------------   -----------------
Total                         27       $805,035      100.0%     5,067    100.0%
                        ====================================   =================

* Excludes property held for sale


Commercial portfolio lease expirations (1)

                                     Total               % of
Year                              Square Feet         Portfolio
----                              -----------         ---------
2007                                  98,878              2.0%
2008                                 279,488              5.5%
2009                                 658,910             13.0%
2010                                 784,054             15.5%
2011                                 349,531              6.9%
2012                                 538,435             10.6%
Thereafter                         2,357,517             46.5%(2)
                                 -----------------------------
                                   5,066,813            100.0%
                                 =============================

(1) Percentages are determined based upon square footage of expiring commercial leases and exclude assets held for sale.
(2)   Includes 587,000 square feet of current vacancies.


Capital Expenditures            Three Months Ended          Six Months Ended
                              ----------------------     ---------------------
(in thousands)                30-Jun-07    30-Jun-06     30-Jun-07   30-Jun-06
                              ---------    ---------     ---------   ---------

Tenant improvements              $  869       $1,344        $3,173      $1,567
Deferred leasing costs            2,008        2,617         2,669       2,772
Building improvements             1,324          172         1,875         218
                              ----------------------     ----------------------
                                 $4,201       $4,133        $7,717      $4,557
                              ======================     ======================

                Franklin Street Properties Corp. Earnings Release
        Supplementary Schedule F: Quarterly information for 2007 and 2006
                                   (Unaudited)

(in thousands)                                        Q1           Q2           Q1           Q2           Q3           Q4
                                                     2007         2007         2006         2006         2006         2006
                                                   --------     --------     --------     --------     --------     --------
Revenue:
   Rental                                          $ 25,405     $ 23,201     $ 19,875     $ 17,940     $ 23,833     $ 22,715
   Related party revenue:
      Syndication fees                                2,955        3,448        1,921        3,505          861        4,405
      Transaction fees                                3,081        3,761        1,939        3,469        1,140        4,714
      Management fees and
         interest income from loans                   1,817        1,862          171          698          209        1,005
   Other                                                 38            9           21            1            2           36
------------------------------------------------------------------------------------------------------------------------------
      Total revenue                                  33,296       32,281       23,927       25,613       26,045       32,875
------------------------------------------------------------------------------------------------------------------------------

Expenses:
   Real estate operating expenses                     6,305        5,771        3,793        4,110        5,469        6,114
   Real estate taxes and insurance                    4,288        4,039        2,206        2,993        3,750        3,519
   Depreciation and amortization                      7,283        6,889        4,415        4,782        6,016        6,114
   Selling, general and administrative                1,888        2,000        1,804        1,954        2,027        2,733
   Commissions                                        1,559        1,754        1,023        1,809          458        2,233
   Interest                                           2,676        1,622          594          546          119        1,189
------------------------------------------------------------------------------------------------------------------------------
      Total expenses                                 23,999       22,075       13,835       16,194       17,839       21,902
------------------------------------------------------------------------------------------------------------------------------

   Income before interest income, equity (deficit)
      in earnings in non-consolidated REITs           9,297       10,206       10,092        9,419        8,206       10,973
   Interest income                                      653          560          589          756          735          918
   Equity in earnings (deficit) in
      non-consolidated REITs                           (616)        (142)          80          156          481          128
------------------------------------------------------------------------------------------------------------------------------

   Income before taxes on income                      9,334       10,624       10,761       10,331        9,422       12,018
   Taxes on income                                      240          373           57          347         (131)         567
------------------------------------------------------------------------------------------------------------------------------

   Income from continuing operations                  9,094       10,251       10,704        9,984        9,553       11,451
   Income from discontinued operations                  638          635        2,435        2,385        1,916        1,062
------------------------------------------------------------------------------------------------------------------------------

   Income before gain on sale of properties           9,732       10,886       13,139       12,369       11,469       12,513
   Gain on sale of assets                                --       21,590           --       28,108        6,361       26,969
------------------------------------------------------------------------------------------------------------------------------
   Net income                                      $  9,732     $ 32,476     $ 13,139     $ 40,477     $ 17,830     $ 39,483
==============================================================================================================================


AFFO and  AFFO+GOS calculations:

Net income                                         $  9,732     $ 32,476     $ 13,139     $ 40,477     $ 17,830     $ 39,483
------------------------------------------------------------------------------------------------------------------------------
     (Gain) on sale of assets                            --      (21,590)          --      (28,108)      (6,361)     (26,969)
     GAAP income from non-consolidated REITs            583          142         (275)        (156)        (481)        (131)
     Distributions from non-consolidated REITs          281          442          118          491          115           59
     Depreciation & amortization                      9,000        8,508        7,133        7,513        8,760        8,684
     Straight-line rent                              (1,273)        (776)         200         (139)        (590)        (805)
------------------------------------------------------------------------------------------------------------------------------
Adjusted Funds From Operations (AFFO)                18,323       19,202       20,315       20,078       19,273       20,321
     Plus gains on sales of assets                       --       21,590           --       28,108        6,361       26,969
------------------------------------------------------------------------------------------------------------------------------
AFFO+GOS                                           $ 18,323     $ 40,792     $ 20,315     $ 48,186     $ 25,634     $ 47,290
==============================================================================================================================

                Franklin Street Properties Corp. Earnings Release
                            Supplementary Schedule G
             Definition of Adjusted Funds From Operations ("AFFO"),
                    and AFFO plus Gains on Sales ("AFFO+GOS")


The Company evaluates the performance of its reportable segments based on several measures including, Adjusted Funds From Operations ("AFFO") and AFFO plus Gains on Sales ("AFFO+GOS") as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders. The Company defines AFFO as: Net Income as computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"); excluding gains or losses on the sale of real estate and non-cash income from Sponsored REITs; plus certain non-cash items included in the computation of Net Income (depreciation and amortization and straight-line rent adjustments); plus distributions received from Sponsored REITs; plus the net proceeds from the sale of land; Depreciation and amortization, gain or loss on the sale of real estate and straight-line rents are an adjustment to AFFO, as these are non-cash items included in Net Income. The Company defines AFFO+GOS as AFFO as defined above, plus gains and losses on sales of properties and provisions for assets held for sale.

AFFO and AFFO+GOS should not be considered as alternatives to Net Income (determined in accordance with GAAP), as indicators of the Company's financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of the Company's liquidity, or are they necessarily indicative of sufficient cash flow to fund all of the Company's needs. Other real estate companies may define these terms in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, AFFO and AFFO+GOS should be examined in connection with Net Income and cash flows from operating, investing and financing activities in the consolidated financial statements.